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                                  EXHIBIT 10(i)


                        SEPARATION AGREEMENT AND RELEASE


     This Agreement is entered into by and between Buffets, Inc. ("Buffets") and Joseph A. Conti, Sr. ("Conti").

     WHEREAS, Conti has been employed by Buffets as its President and Chief Operating Officer; and

     WHEREAS, Buffets desires to terminate Conti's employment with Buffets; and

     WHEREAS, the parties have agreed to a full and complete settlement of all matters relating to Conti's termination and departure from Buffets;

     NOW, THEREFORE, in consideration of the promises and obligations contained in this Separation Agreement and Release, the parties agree as follows:

     1. Conti's termination of employment with Buffets will be effective as of December 2, 1994.

     2. Conti will, if convenient to him and not inconsistent with any new employment, provide advice and assistance as needed and to aid in a successful transition.

     3. Any Agreements Not to Compete which Conti has signed, including non-compete agreements contained in executed stock option agreements, will continue to be valid and effective pursuant to the terms and provisions of such agreements to the same extent, but only to the same extent, as they were prior to the execution of this agreement.

     4. Conti agrees that he will not knowingly recruit or hire any employees of Buffets or any employee of any franchisee or subsidiary of Buffets, employed as of December 2, 1994, for a period of two years after December 2, 1994 without the written consent of Buffets.

     5. Conti will surrender any confidential materials, recipes, manuals or any other confidential documents in his possession or under his control.

     6. In consideration of and as payment for the obligations and responsibilities of Conti, as provided herein, Buffets will pay Conti $11,666.67 per month for 12 months beginning December 16, 1994 and on the 16th of each month

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thereafter, through and including November 16, 1995, for a total of $140,000.00.
Payment shall be by check payable to Joseph Conti, Jr. It is agreed and understood that the monthly payments provided for herein constitute severance pay and include accrued vacation, and shall be subject to appropriate withholding. Conti will be solely responsible for paying any taxes due and owing over and above the amounts withheld.

     7. Buffets will continue to pay the employer portion of the cost of family health insurance under the company plan for a period of 6 months from the date of Conti's termination. Conti will continue to be responsible for paying the employee portion of the premium.

     8. Buffets will continue to provide and pay for life insurance and long term disability insurance benefits currently available to Conti under the company plans, for a period of six months from the date of Conti's termination, provided he is eligible for such benefits under the terms and conditions of the life insurance and long term disability insurance policies after termination from employment.

     9. It is agreed and understood that there are certain stock options granted and currently exercisable by Conti which will terminate three months after the date of Conti's termination. Conti's rights with respect to exercising options to purchase company stock will be governed by the terms of the stock option agreements and the applicable stock option plans.

     10. Conti acknowledges that he has been privy to certain confidential information and trade secrets, including operations manuals and recipes concerning Buffets and its operations, and further acknowledges that said information and trade secrets are valuable and unique assets of Buffets and are vital to its continued growth and success. Accordingly, Conti agrees not to give such information, trade secrets, operations manuals, recipes or any proprietary information to any other person or to use them for himself or for others after he has ceased working for Buffets.

     11. To the extent permitted by law and by Buffets' articles of incorporation and bylaws, Buffets will continue to advance Conti's legal fees and costs for services rendered by Faegre & Benson in the joint defense of personal and corporate claims incurred in connection with the consolidated lawsuit pending against Buffets in United States District Court, District of Minnesota, in which Conti is named as an individual defendant. Those consolidated lawsuit is captioned:

          IN RE BUFFETS, INC. SECURITIES LITIGATION
          Master File No. 3-94-1447

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Conti will continue to cooperate with and assist Buffets in the defense of these lawsuits as needed.

     To the extent permitted by law and by Buffets' articles of incorporation and bylaws, Conti will be indemnified in respect of any legal fees, costs, settlements, or judgments related to the above-captioned matter to the same extent as the Buffets officer or director who receives the greatest indemnity protection.

     12. Buffets will furnish Conti with a letter of recommendation, the contents of which will be mutually agreed upon between the parties.

     13. Conti acknowledges that this Separation Agreement and Release confirm his termination from employment with Buffets and that this Separation Agreement and Release is entered into knowingly and voluntarily, with full recognition and acceptance of the consequences of such act and that he will not seek or apply for employment with Buffets in the future and Buffets is under no obligation to offer reemployment to Conti in any capacity whatsoever.

     14. Conti acknowledges that he is not asserting any legal claims or causes of action against Buffets in connection with his departure from Buffets and in consideration of the above payments and obligations to him from Buffets, Conti hereby releases and discharges Buffets and its insurers, affiliates, employees, officers, directors and agents from any and all claims, causes of action, complaints, and/or liabilities arising out of or relating to Conti's employment or termination of employment with Buffets including any claims, demands, or actions for constructive discharge, wrongful discharge, breach of contract, tortious interference with contract, intentional infliction of emotional distress, harassment, claims under the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the Federal Age Discrimination in Employment Act, Chapter 363 of the Minnesota Human Rights Act, the Americans With Disabilities Act of 1990 and any other federal, state or local statute or regulation regarding employment, discharge in employment, or the termination of employment in the common law of the State of Minnesota, but not releasing any claims for performance of the terms of this Separation Agreement.

     15. Conti and Buffets agree that the existence of this Separation Agreement and Release, its provisions, terms and conditions are to be held in strict confidence. Conti and Buffets agree not to disclose the terms of this Separation Agreement and Release, except as required by law, to any individual, except Conti's attorney, immediate family members, counselors, accountants, financial or tax advisers, all of whom shall be bound by the same conditions of confidentiality or as may be required by law or agreed to in writing by Buffets. It is further agreed that the disclosure of

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the terms of this agreement will only be made to such Buffets officers, directors, employees and other agents as have a legitimate need to know the terms in the course of performing duties for Buffets, or as may be required by law or as agreed to in writing by Conti.

     16. It is agreed and understood that Buffets may discontinue the payments provided for in paragraphs 6, 7, 8 and 11 of this Agreement if it reasonably determines that Conti has failed to meet any of his obligations or responsibilities hereunder or in the event he breaches any agreements made herein.

     17. This Agreement will be construed and interpreted in accordance with the laws of the State of Minnesota.



Dated:   3-2-95                         /s/ Joseph Conti, Jr.
      ------------------------          ---------------------------------------
                                        Joseph Conti, Jr.


                                        BUFFETS, INC.



Dated:   2/28/95                        By:  /s/ Roe H. Hatlen
      ------------------------          ---------------------------------------
                                        Roe Hatlen
                                        Its Chairman and Chief Executive Officer


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                                 ACKNOWLEDGEMENT


STATE OF ARIZONA    )
                    ) ss.
COUNTY OF PIMA      )


     On this 2nd day of March, 1995, before me a notary public within and for said County, personally appeared Joseph Conti, Jr., to me known to be the person described herein, and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                                             /s/ Elaine [Illegible]
                                             -----------------------------------
                                             Notary Public


My Commission Expires:

My Commission Expires Sept. 30, 1995
-----------------------------------------

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